March 30, 1999



To the Parties Listed on
Schedule I hereto

Ladies and Gentlemen:

         We have acted as special tax counsel for Paragon Auto Receivables Corporation ("Paragon Auto"), a Delaware corporation, in connection with the sale and assignment of certain retail installment sale contracts for new and used automobiles and light trucks by Paragon Auto to Paragon Auto Receivables Owner Trust 1999-A (the "Issuer") formed pursuant to that certain Trust Agreement (the "Trust Agreement"), dated as of March 15, 1999, between Paragon Auto, as holder of the Certificate, Paragon Acceptance Corporation ("PAC"), in its individual capacity and as Servicer, and Wilmington Trust Company, as Owner Trustee, in exchange for, among other things, the Paragon Auto Receivables Owner Trust 1999-A 5.95% Asset Backed Notes, Class A, in the aggregate amount of $100,000,000 (the "Notes"). Paragon Auto has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, File No. 333-63697 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of certain securities, including the Notes, which Registration Statement was declared effective on February 10, 1999. Paragon Auto has filed with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act a supplement, dated March 24, 1999 (the "Prospectus Supplement") to the prospectus, dated March 18, 1999 (the "Basic Prospectus"), relating to the Notes and the method of distribution thereof. The Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by Paragon Auto, are hereinafter called the "Prospectus".

         In connection with rendering our opinion, we have examined and relied upon and base our opinion on (i) the Trust Agreement, (ii) the Sale and Servicing Agreement, dated as of March 30, 1999, between Paragon Auto, as Seller, PAC, in its individual capacity and as Servicer, Norwest Bank Minnesota, National Association, as Indenture Trustee and Backup Servicer, and the Issuer, as Purchaser, (iii) the Registration Statement, (iv) the Prospectus and (v) such other documents as we have deemed necessary for purposes of this opinion.

         The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service ("IRS") contained in published Revenue Rulings



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Paragon Auto Receivables Corporation
March 30, 1999
Page 2

and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

         We hereby confirm that the statements set forth in the Prospectus relating to the Notes under the headings "Summary of Terms -- Material Federal Income Tax Consequences" and "Material Federal Income Tax Consequences," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto relating to federal income tax matters, are a fair and accurate discussion of all material federal income tax consequences, and we hereby confirm and adopt the opinions set forth therein. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.


                                            Very truly yours,


                                            /s/ Mayer, Brown & Platt
                                            ------------------------------------
                                            MAYER, BROWN & PLATT

EAR/WAL/BLG/LBT




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                                                          SCHEDULE I
                                                          ----------


Moody's Invertors Service, Inc.
99 Church Street
New York, NY 10007

Standard & Poor's, a division of
  The McGraw-Hill Companies, Inc.
26 Broadway
New York, New York 10004

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

Norwest Bank Minnesota, National Association,
 as Indenture Trustee
6th Street and Marquette Avenue
Minneapolis, Minnesota 55479-0070

Wilmington Trust Company, as Owner Trustee
1100 North Market Street
Wilmington, Delaware 19890-0001

Paragon Acceptance Corporation
27405 Puerta Real, Suite 200
Mission Viejo, California  92691

Paragon Auto Receivables Corporation
27405 Puerta Real, Suite 200
Mission Viejo, California  92691

Paragon Auto Receivables Owner Trust 1999-A
c/o Paragon Auto Receivables Corporation
27405 Puerta Real, Suite 200
Mission Viejo, California  92691